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                                                                   EXHIBIT 10.11


                     RANDALL'S MANAGEMENT CORPORATION, INC.

                        QUALIFIED SHAREHOLDERS AGREEMENT

      This Agreement is made this 8th day of April, 1985, by and among RANDALL'S MANAGEMENT CORPORATION, INC., a Texas corporation (hereinafter referred to as the "Corporation") and the undersigned officers, Directors and key employees of the Corporation or its subsidiaries, Randall's Management Corporation of Nevada, Inc., Randall's Food Markets, Inc., Randall's Properties, Inc., and Randall's Warehouse Corporation (hereinafter referred to as the "Qualified Shareholders");

      WHEREAS, the Corporation is incorporated under the laws of the State of Texas, with the following authorized amount of Class B, Class C and Class D of non-voting common stock, of which the following shares are issued and outstanding; to-wit:

                                               Authorized       Issued
                                               ----------       ------

            Class B                            5,000,000      1,000,000
            Class C                            5,000,000      1,000,000
            Class D                            5,000,000      1,000,000

      WHEREAS, by resolution of the Board of Directors of the Corporation, dated January 28, 1985, the Corporation authorized the then present owners (excluding the Qualified Shareholders named in the Qualified Shareholders Agreement dated March 29, 1984), of the Class B, Class C and Class D non-voting common stock of the Corporation ("Present Shareholders"), to sell to certain officers, directors and key employees of the Corporation or its subsidiary corporations, as designated by the Corporation's Board of Directors, shares of their Class B, Class C and Class D non-voting common stock during the month of February, 1985, in a minimum quantity of one hundred (100) shares and a maximum quantity of two thousand (2,000) shares per person and subject to the provisions of this Agreement; and,
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      WHEREAS, the Qualified Shareholders under the March 29, 1984 Qualified
Shareholders Agreement were designated by the Corporation's Board of Directors by said resolution of January 28, 1985, as qualified to purchase such shares to be sold by the present Shareholders and that said March 29, 1984 Agreement applies to and is enforceable against the Qualified Shareholders and as to any of such shares sold and purchased by the Qualified Shareholders during February, 1985; and,

      WHEREAS, the Qualified Shareholders are the owners of the amount of such issued and outstanding Stock of the Corporation as follows each name of the undersigned; and,

      WHEREAS, the Corporation and the undersigned Qualified Shareholders desire to promote their mutual interest and the interest of the Corporation by imposing certain restrictions and obligations on themselves and said shares of the Stock of the Corporation; and,

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

      1. DEFINITIONS: As used in this Agreement:

            a. The term "Stock" shall mean all issued and outstanding shares of Class B, Class C and Class D common stock of the Corporation acquired from the Present Shareholders by the undersigned Qualified Shareholders as authorized by the Board of Directors on January 28, 1985, and that are hereafter authorized by the Board of Directors and acquired by the Qualified Shareholders. Moreover, all references herein to Stock owned by a Qualified Shareholder includes the community interest, if any, of the spouse of such Qualified Shareholder in such Stock. This Agreement shall not cover such shares of the Corporation stock that are part of a class of shares that is being publicly traded in an established securities market.


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            b. The term "Disposition" shall mean any inter vivos transfer, pledge, assignment, hypothecation, mortgage or other encumbrance, or any other disposition of Stock whatsoever, whether voluntary or involuntary.

      2. INVESTMENT REPRESENTATIONS: In connection with the acquisition of the Stock by the undersigned Qualified Shareholder, each Qualified Shareholder upon executing this Agreement makes the following representations on which the Corporation and Present Shareholders may rely in aid of exemptions from the registration requirements of the Securities Act of 1933, as amended ("the Act"):

            "a. I am aware that the Stock will not be registered under the Act on the grounds that the sale and issuance thereof were exempt under Section 4(a). I understand that reliance upon such exemption is predicated in part on the representation, which is hereby confirmed, that I am acquiring the Stock for my own account, for investment and without a view to the distribution thereof within the meaning of such term as used in the Act; and upon the further representation, which is also confirmed, that I will not take any action which will subject the acquisition or issuance of the Stock to the registration requirements of the Act. I have been fully advised with respect to and am familiar with the operations of the Corporation and have obtained or had an opportunity to obtain all information regarding its operations, financial condition and other matters as would allow me to make a fully informed investment decision with respect to the acquisition of the Stock.

            "b. I hereby agree that the certificates representing the Stock may be inscribed with a legend summarizing and giving notice of the representations and agreements herein and the conditions upon which the Stock will be issued to me, and that the Corporation may place a stop transfer order against any transfer of the Stock to avoid any violation of such representations and agreements.


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            "c. I hereby confirm that I have been advised that the Stock must be held by me indefinitely unless they are subsequently registered under the Act or any exemption from registration is available. I further confirm my understanding that the Corporation has no obligation to me so to register the Stock or effect compliance with Regulation A or any other exemption under the Act; and since the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and does not presently intend to make "publicly available" within the meaning of Release No. 5223 under the Act, the information referred to in clauses (1) to (14) inclusive, and clause (16) of paragraph (a)(4) of Rule 15c2-11 under the 1934 Act, it is unlikely that I will be able to make any public resale of the Stock under the provisions and within the limitations specified in Rule 144 or Rule
237 under the Act. If such sales under either of such Rules should become applicable, however, and should I then endeavor to make routine sales of the Stock in reliance thereon, I fully understand that in making such sales I must strictly comply with the limitations imposed upon the number of Stock that can be sold and with the other terms and conditions of such Rules as applicable.

            "d. I do hereby further agree that the Stock will not be transferred, pledged, sold or otherwise disposed of unless I shall have complied with the provisions of this Agreement.

            "e. I understand the nature of the investment being made by me and the financial risks thereof. I agree to indemnify and hold the Corporation and the Present Shareholders harmless in the event any loss or damage is sustained by the Corporation or the Present Shareholders as a result of any violation by me of the provisions of the foregoing representations."


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      3. STOCK TRANSFER RESTRICTIONS. Except as herein provided, no Qualified
Shareholder shall make any Disposition of any Stock or offer to sell any Stock without the written consent of the Corporation, or, in the absence of such written consent, except pursuant to the provisions hereinafter set forth:

            a. Any Qualified Shareholder desiring to make a Disposition of Stock shall first make an offer (the "Offer") to sell such Stock to the Company and to the remaining Qualified Shareholders.

            b. The Offer shall be sent by certified or registered mail, return receipt requested, to the Corporation and to the remaining Qualified Stockholders and shall state the number of shares involved. The date of the Offer shall be the date on which a notice containing the Offer has been so sent to all parties entitled to receive it.

            c. The Corporation shall have the option for thirty (30) days following the date of the Offer to purchase not less than all the Stock offered. The selling Qualified Shareholder may withdraw the offer as to the Stock at any time prior to the acceptance thereof by the Corporation.

            d. If the Corporation does not exercise its option, the remaining Qualified Shareholders shall have the option, for thirty (30) days following the expiration of the Corporation's option, to purchase the Stock offered. Each remaining Qualified Shareholders bears to the total number of shares of Stock owned by all remaining Qualified Shareholders electing to purchase. The selling Qualified Shareholder may withdraw the offer as to the Stock at anytime prior to the acceptance thereof by the remaining Qualified Shareholders.

            e. The price per share to be paid upon the purchase of the Stock under Paragraph 3(c) and 3(d) shall be the nearest date (to the date of the Offer) of the evaluation of the Stock, made by Underwood, Nehaus & Co., Incorporated,


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an investment banking firm in Houston, Texas, or any other comparable investment banking firm selected by the Corporation.

            f. The closing shall be sixty (60) days from the date of the Offer. The purchase price determined under Paragraph 3(e) of the Stock being acquired by each purchaser shall be paid by certified or cashier's check upon the closing. Such check shall be actually delivered to the selling party or sent by certified or registered mail, return receipt requested, to the address of the selling party.

            g. The Corporation and the remaining Qualified Shareholders shall exercise their options to purchase the Stock hereunder by actual delivery to the selling party of a written notice of intent to purchase such Stock or by sending such notice by certified or registered mail, return receipt requested, properly stamped and addressed to the address of the selling party. Upon the exercise of an option, the purchaser shall be obligated to make payment as provided in Paragraph 3(f).

            h. In the event that the aforementioned sale of Stock is unable to be consummated under the aforestated terms, then the selling Qualified Shareholder desiring to make a Disposition of his Stock may make written notice to the Corporation that sale of his Stock has not been consummated by the foregoing Offers and the Corporation shall then be obligated to purchase the Stock under the terms of sale and purchase price of such Stock as provided in this Agreement in Section 3 above. If such a sale is made, however, to a remaining Qualified Stockholder, the transferee shall accept such Stock subject to all the restrictions, terms and conditions contained in this Agreement. In no case shall any share be transferable or assignable except to the Corporation or a remaining Qualified Shareholder, as aforesaid.

      4. SALE OF STOCK UPON DEATH OF QUALIFIED SHAREHOLDER.

            Upon the death of a Qualified Stockholder, the


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Corporation shall be obligated to purchase all of the decedent's Stock, and such deceased Qualified Shareholder's spouse and executor or administrator shall be obligated to sell such Stock to the Corporation. Such sale shall be consummated within six (6) months after the date of death of the deceased Qualified Shareholder. The price per share at which such Stock shall be purchased shall be an amount of the purchase price determined as provided in Paragraph 3(e) and payable as provided in Paragraph 3(f) hereof.

      5. DISPOSITION UPON TERMINATION OF MARITAL RELATIONSHIP. If the marital relationship of a Qualified Shareholder is terminated by death or divorce and such Qualified Shareholder does not succeed to his spouse's community interest in the Stock, the Qualified Shareholder shall be required to purchase all of the spouse's interest in the Stock, and the spouse or the executor or administrator of the decedent's estate shall be obligated to sell such Stock, at the price per share determined under Paragraph 2(e). Such purchase must be exercised and consummated within ninety (90) days after such death or divorce. Should such Qualified Shareholder fail to consummate the purchase within such ninety (90) day period, such failure shall constitute an Offer and the provisions of Paragraph 3(c) through 3(h) shall apply. The date of the Offer shall be the 91st day after such death or divorce. Provided, however, if the surviving spouse is an employee of the Corporation at the time the marriage is terminated, such spouse may retain the Stock subject to the provisions of this Agreement.

      6. DISPOSITION UPON TERMINATION OF EMPLOYMENT. If a Qualified Shareholder becomes totally disabled to continue his employment, or if the employment of a Qualified Shareholder is voluntarily or involuntarily terminated for any reason other than death, such total disability or termination, for purposes of this
Section 6 only, shall be considered an


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Offer and, after written notice of the total disability or termination of employment of such Qualified Shareholder is sent to or by the Corporation by certified or registered mail, return receipt requested, the provisions of Paragraphs 3(a) through 3(h) shall apply. The date such written notice is deposited in the mails shall be the date of the Offer.

      7. INVOLUNTARY DISPOSITION. Prior to any involuntary disposition of Stock, the Qualified Shareholder who owns such Stock or their representative shall send written notice thereof by certified or registered mail, return receipt requested, disclosing in full to the Corporation and the other Qualified Shareholders the nature and details of such involuntary disposition and the Corporation shall have the option to purchase any such Stock for ninety (90) days after the sending of such written notice. The other Qualified Shareholders shall have an option for thirty (30) days after the expiration of the Corporation's option to purchase in the proportions set forth in Paragraph 3(d) any Stock not purchased by the Corporation. The price per share to be paid upon exercise of such options shall be an amount equal to the purchase price determined as provided in Paragraph 3(e) and payable as provided in Paragraph 3(f), and such options shall be exercisable as provided in Paragraph 3(g). In the event the other Qualified Shareholders do not purchase all of said Stock, then the Corporation shall purchase all remaining Stock as provided in Paragraph 3(h).

      8. ENDORSEMENT ON STOCK CERTIFICATES. The Certificates evidencing shares of the Stock in the Corporation owned by the Qualified Shareholders shall be endorsed as follows:

            "This certificate is transferable only in accordance with the terms and provisions of that certain Qualified Shareholders Agreement, dated _______________, 1985, between RANDALL'S MANAGEMENT CORPORATION, INC., the Qualified Shareholders, and their spouses; that such Shares are subject to an Agreement among the Qualified Shareholders of the Corporation and that the Corporation


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            will furnish to the holder of a certificate without charge upon written request to the Corporation at its principal place of business or registered office, a copy of such Qualified Stockholders Agreement. Said Agreement restricts the sale or transfer of the shares of Stock evidenced by this certificate and imposes certain obligations with respect to such sale or transfer, to all of which restrictions and obligations the holder hereof, by acceptance of this certificate, assents and agrees."

Such certificates shall be endorsed on the front thereof as follows:

            "See restrictions on transfer hereof on reverse side."

            Upon termination of this Agreement for any reason, the Corporation will cause to be issued, in exchange for certificates bearing the above legend, new certificates without such endorsements.

      9. NOTICES. In the event a notice or other document is required to be sent hereunder to the Corporation or to any Qualified Shareholder or spouse of a Qualified Shareholder, such notice or other document shall be sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address reflected below or at such other address as such party shall request in a written notice sent to the Corporation and all Qualified Shareholders and spouses of Qualified Shareholders:

            Randall's Management Corporation, Inc.
            16000 Barker's Point Lane, Suite 200
            Houston, Texas 77079-4094

Qualified Shareholder: See address beneath signature.

      10. MISCELLANEOUS PROVISIONS.

            a. This Agreement shall be subject to and governed by the laws of the State of Texas.

            b. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.


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            c. This Agreement shall be binding upon the Corporation, the
Qualified Shareholders, the spouses of the Qualified Shareholders and their heirs, executors, administrators, successors and assigns. The Qualified Shareholders by the signing hereof direct their personal representatives to open their Estates promptly in the courts of proper jurisdiction and to execute, procure and deliver all documents as shall be required to effectuate this Agreement.

            d. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

            e. This Agreement shall terminate automatically upon the bankruptcy or dissolution of the Corporation, upon the occurrence of any event which reduces the number of Qualified Shareholders to zero or upon the deaths of all the Qualified Shareholders. This Agreement may also be terminated by an instrument in writing signed by all those who are parties to this Agreement.

            f. Any Qualified Shareholder who sells all of his Stock shall cease to be a party to this Agreement and shall have no further rights hereunder.

            g. The spouses of the Qualified Shareholders are fully aware of, understand, and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests they may now or hereafter own, and agree that the termination of their marital relationship with any Qualified Shareholder for any reason shall not have the effect of removing any Stock of the Corporation otherwise subject to this Agreement from the coverage hereof and that their awareness, understanding, consent and agreements are evidenced by their signing this Agreement. Any Qualified Shareholder who marries or remarries shall be obligated to have his spouse sign this Agreement or an identical agreement.


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            h. This Agreement shall pertain to and cover any and all shares of
Stock which may hereafter be issued to or held by the Qualified Shareholders.

            i. The parties to this Agreement hereby declare that the Stock are unique chattels and each party to this Agreement shall have all the available remedies for the violation of this Agreement, including, but not limited to the equitable remedy of specific performance.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be deemed an original, on this the 8th day of April, 1985.

                                        RANDALL'S MANAGEMENT CORPORATION, INC.


                                        By /s/ Bob Gowens
                                           ------------------------


                                        SHAREHOLDERS:


/s/ Charlotte Branch                    /s/ Kenneth A. Branch
-----------------------------           -----------------------------
Spouse
                                        Address 2914 Carson
                                                Katy, Texas 77449


/s/ Jana M. Livorsi                     /s/ Joseph M. Livorsi
-----------------------------           -----------------------------
Spouse
                                        Address 919 Pebbleshire Dr.
                                                Houston, TX 77062


/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
-----------------------------           -----------------------------
Spouse
                                        Address 7822 [ILLEGIBLE]
                                                Spring, TX 77379


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/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
-----------------------------           -----------------------------
Spouse
                                        Address 1818 Centennial Dr.
                                                Houston, Texas 77055

/s/ Neil H. Schilmoeller                /s/ Janice R. Schilmoeller
-----------------------------           -----------------------------
Spouse
                                        Address 402 Commodore Way
                                                Houston, Texas 77079

                                        /s/ Thomas M. Wright
-----------------------------           -----------------------------
Spouse
                                        Address 2127 Lazybrook
                                                Houston, TX 77708


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